CHEVIOT


Contact:          Thomas J. Linneman                      For immediate release
                  513-661-0457



             Cheviot Financial Corp. Reports First-Quarter Earnings


CINCINNATI, Ohio - April 20, 2007 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the first fiscal quarter of 2007 of $206,000, or $0.02 cents per share compared with net earnings of $461,000, or $0.05 cents per share for the first fiscal quarter of 2006.

The quarter-over-quarter decrease in net earnings reflects a $149,000 decrease in net interest income and a $247,000 increase in general and administrative expenses which reflects the growth in our branches. The increase in our general and administrative expense was partially offset by a $9,000 increase in other income and a decrease of $132,000 in the provision for federal income taxes.

At March 31, 2007, Cheviot Financial Corp. had consolidated total assets of $314.6 million, total liabilities of $243.0 million, including deposits of $212.5 million, and shareholders' equity of $71.6 million, or 22.8% of total assets.

Cheviot Savings Bank was established in 1911 and currently has six full-service offices in Hamilton County, Ohio, as well as one loan production office in West Chester, Ohio.

                                     # # #

Unaudited financial statements follow.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.

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

                             Cheviot Financial Corp.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)

                                                                           At                                At
                                                                        March 31,                       December 31,
                     ASSETS                                               2007                               2006

Cash and cash equivalents                                               $ 8,854                            $ 5,490
Investment securities                                                    48,107                             49,463
Loans receivable                                                        243,550                            241,178
Other assets                                                             14,083                             13,649

      Total assets                                                    $ 314,594                          $ 309,780
                                                                     ===========                        ===========

      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                              $ 212,503                          $ 205,450
Advances from the FHLB                                                   28,054                             29,236
Other liabilities                                                         2,408                              2,894

      Total liabilities                                                 242,965                            237,580

Shareholders' equity                                                     71,629                             72,200

      Total liabilities and shareholders' equity                      $ 314,594                          $ 309,780
                                                                    ===========                        ===========



                             Cheviot Financial Corp.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)

                                                                                              Three months ended
                                                                                                   March 31,
                                                                                             2007             2006
Total interest income                                                                     $ 4,336          $ 3,844
Total interest expense                                                                      2,249            1,608

      Net interest income                                                                   2,087            2,236

Provision for losses on loans                                                                            -       -

      Net interest income after provision for losses on loans                               2,087            2,236

Other income                                                                                  129              120
General, administrative and other expense                                                   1,927            1,680

      Earnings before federal income taxes                                                    289              676

Federal income taxes                                                                           83              215

      NET EARNINGS                                                                        $   206           $  461
                                                                                         =========         =========

Earnings per share - basic and diluted                                                     $ 0.02           $ 0.05
                                                                                        =========         =========
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